ARTHUR ANDERSEN LLP





                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer Fund dated February 2, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 65 and Amendment
No. 31 to Registration Statement File Nos. 2-25980 and 811-07613, respectively.



                                             /s/ Arthur Andersen LLP
                                             Arthur Andersen LLP

Boston, Massachusetts
April 27, 1998